UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2015, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the aggregate principal amount of $15.0 million. The transaction involved the issuance by the Finance Authority of Maine (“FAME”) of $15.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015 (the “Bonds”). The Bonds were issued on August 27, 2015 pursuant to the Indenture, dated as of August 1, 2015, by and between U.S. Bank National Association, as trustee (the “Trustee”), and FAME (the “Indenture”) and are guaranteed by certain subsidiaries of the Company pursuant to a Guaranty Agreement, dated as of August 1, 2015, among the guarantors named therein and the Trustee and entered into by the parties thereto on August 27, 2015 (the “Guaranty”). Also on August 27, 2015, the Company entered into a Financing Agreement, dated as of August 1, 2015, with FAME (the “Financing Agreement”), pursuant to which the proceeds of the offering of Bonds will be loaned to the Company to finance or refinance certain capital projects in Maine, and to pay certain costs of issuance of the Bonds. The Financing Agreement requires the Company to satisfy the obligation to pay amounts from time to time owing with respect to the Bonds issued by FAME. The Bonds were issued at the initial term interest rate period of ten years (ending July 31, 2025) at the initial rate of 5.125% per annum. Additional Bonds in an aggregate principal amount of up to $15 million may be issued under the Indenture and loaned to the Company, subject to the terms of the Indenture, the Financing Agreement and related documents.

The Financing Agreement and other financing documents contain standard representations, covenants and events of default for transactions of this type. Events of default under the Financing Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform covenants which continues for a period of 60 days after notice. The Company’s indebtedness under the Financing Agreement may be accelerated upon the occurrence of an Event of Default. Additionally, while any Bonds are in a term interest period and are not supported by a letter of credit (i) a change of control would require the Company to offer to repurchase the Bonds, and (ii) Bank of America, N.A. (or any applicable credit provider) can require that the obligations under the Bonds be accelerated (if the Company’s obligations under the applicable credit facility have been accelerated).

The Bonds will mature, subject to earlier optional and mandatory redemption, on August 1, 2035. In addition, on August 1, 2025 and any other conversion date of any new interest rate period for the Bonds and on certain other dates specified in the Indenture, each holder of the Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the Bonds, is required to use its best efforts to remarket any Bonds tendered for purchase. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds are supported by a letter of credit at such time, or from payments by the Company or by the guarantors named in the Guaranty. After the end of the initial term interest rate period, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the Bonds will be reset at the end of each interest period.

Pursuant to the Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial holders of the Bonds, the full and prompt payment of (i) the principal of and redemption premium, if any, on the Bonds when and as the same become due; (ii) the interest on the Bonds when and as the same become due; (iii) the purchase price of Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Financing Agreement (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will, subject to the release provisions contained therein, remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Bonds has been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.

The Bonds are issued as tax exempt bonds. If the Company or FAME, as applicable, does not comply with certain of their covenants under the Indenture or Financing Agreement, or if certain representations or warranties made by the Company in the Financing Agreement or in certain related certificates of the Company are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such Bonds. If the Bonds are declared to be taxable or the Financing Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

A copy of the Financing Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Financing Agreement set forth above is qualified in its entirety by reference to the full text of the Financing Agreement filed herewith. A copy of the Guaranty is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Guaranty set forth above is qualified in its entirety by reference to the full text of the Guaranty filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Financing Agreement and the Guaranty set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

Forward-Looking Statements

Certain matters discussed in this Form 8-K are “forward-looking statements”, including, among others, the Company’s expectations regarding the use of proceeds of the Bonds, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in the Company’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and the Company’s expectations regarding the use of proceeds of the Bonds. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Form 10-KT for the transition period ended December 31, 2014 and in the Company’s Form 10-Q for the quarterly period ended June 30, 2015. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: August 27, 2015	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Financing Agreement, dated as of August 1, 2015 between Casella Waste Systems, Inc. and the Finance Authority of Maine.

4.2	Guaranty Agreement, dated as of August 1, 2015, by and between the guarantors named therein and U.S. Bank National Association, as trustee.